Exhibit 10.44

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

EQUIPMENT FINANCING AGREEMENT

THIS EQUIPMENT FINANCING AGREEMENT (this “Agreement”) is entered into as of February 22nd, 2024 (the “Effective Date”) by and between Taproot Acquisition Enterprises, LLC, a Delaware limited liability company (“Seller”), and Athena Bitcoin, Inc. a Delaware corporation (“Purchaser”). Buyer and Seller are sometimes referred to herein as the Party or Parties.

R E C I T A L S:

WHEREAS, Seller owns certain automated teller machines listed on Exhibit A hereto (collectively the “Equipment” and individually, each a “Unit”); and

WHEREAS, Purchaser desires to purchase the Equipment and Seller desires to Sell the Equipment to Purchaser, all on the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser to amend the original Sublease as follows:

1. Purchase of Equipment.

a. Subject to the terms and conditions contained herein, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, the Equipment free and clear of any and all liens, pledges, encumbrances, charges or other security interests of any kind (“Liens”). The purchase price of the Equipment shall be U.S. $[***] (the “Purchase Price”). The Purchase Price shall be made in accordance with the following schedule:

i.	$[***] upon execution of this Agreement; and

ii.	$[***] per month, beginning on March 1, 2024, and continuing for ten months thereafter, with each payment being due on the first of each subsequent month, with the final payment being due on December 1, 2024.

Purchaser’s Failure to make any of the above payments within five days of the due date shall be deemed an Event of Default and all payments then due and owning shall accelerate and accrue interest at a default rate of fifteen (15%) percent.

b. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”) or on such other date as the parties hereto shall mutually agree. At the Closing, (i) Purchaser shall deliver to Seller the Purchase Price, by wire transfer or delivery of other immediately available funds to an account designated by Seller prior to Closing, and (ii) Seller shall deliver to Purchaser (A) the bill of sale in the form attached hereto as Exhibit B, duly executed by Seller, and such other instruments of assignment as Purchase may reasonably request.

2.Equipment Location and Inspection. Purchaser represents and warrants that it is in possession and control of the Equipment and acknowledges receipt of same; that it has had an opportunity to inspect the Equipment prior to the Closing and accepts and approves the conditions of such Equipment.

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3.Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the statements contained in this Section 3 are correct and complete as of the date hereof.

a. Seller is a private company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

b. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Members and Manager of Seller have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

c. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the corporate charter of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government or governmental agency in order for the parties hereto to consummate the transactions contemplated by this Agreement.

d. Seller has good and marketable title to the Equipment, free and clear of any Liens or restriction on transfer. Except for the representations contained in this Agreement, Seller is selling the Equipment on an “As Is” basis.

4. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date hereof.

a. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

b. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

c. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of the corporate charter of Purchaser or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government or governmental agency in order for the parties hereto to consummate the transactions contemplated by this Agreement.

4. Indemnity. Seller shall defend, indemnify and hold Purchaser, its shareholders, directors employees, agents and representatives harmless from and against any and all claims, demands, causes of actions, regulatory actions, damages, suits, costs of remediation or other costs and expenses arising out of, related to or resulting from any breach of any representation, warranty or covenant of Seller contained herein.

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5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Purchaser may assign any or all of its rights and interests hereunder to one or more of its affiliates.

6. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

7. Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the parties hereto submits to the non-exclusive jurisdiction of any state or federal court sitting in Miami, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

8. Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	Taproot Acquisition Enterprises, LLC
P.O. Box 192135
Miami Beach, Florida 33193
Attention: Jordan Mirch
Email: XXXXXX [***]

If to Purchaser :	Athena Bitcoin, Inc.
c/o Matias Goldenhorn – CEO & President
800 NW 7th Avenue
Miami, FL 33136
Email: matias@athenabitcoin.com

9. Severability. If any provision of this Agreement or portion thereof should be declared invalid for any reason, the invalid provision or portion hereof shall be deemed omitted and the remaining terms shall nevertheless be carried into effect.

10. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic PDF copy), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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11. Further Assurances. The parties hereto shall execute such further documents, and perform such further acts, as may be necessary to, in the event of a Closing, transfer and convey the Equipment to Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

12. Entire Agreement. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

13. Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be born by the responsible party.

14. Costs and Attorney’s Fees. In the event either party brings an action to enforce the terms of this Agreement, the non-prevailing party in such action shall pay to the prevailing party the prevailing party’s costs and expenses, including reasonable attorneys’ fees, incurred in connection with such enforcement action.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Lease as of the date first above written.

Seller:

Taproot Acquisition Enterprises, LLC

By: /s/ Jordan Mirch

Name: Jordan Mirch

Title: Manager

PURCHASER:

Athena Bitcoin, Inc.

By: /s/ Matias Goldenhorn

Name: Matias Goldenhorn

Title: CEO & President

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 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

EXHIBIT A

[***]

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EXHIBIT B

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Instrument”), dated as of the 22nd day of February, 2024, is made and delivered pursuant to, and subject to the terms of, that certain Equipment Purchase Agreement (the “Agreement”) dated as of the date hereof, by and between Taproot Acquisition Enterprises, LLC, a Delaware limited liability company (“Seller”), and Athena Bitcoin, Inc. a Delaware corporation (“Purchaser”), relating to the purchase and sale of the equipment set forth in the Agreement. The terms of the Agreement are incorporated herein by reference, and capitalized terms not otherwise defined in this Instrument shall have the meanings given to such terms in the Agreement.

W I T N E S S E T H:

WHEREAS, Purchaser has the right to acquire the Equipment from Seller under the Agreement; and

WHEREAS, Purchaser and Seller now desire to evidence and effectuate the transfer and conveyance of the Equipment to Purchaser.

NOW THEREFORE, subject to the terms and conditions of the Agreement and for the consideration set forth therein, Buyer and Seller hereby agree as follows:

1. Assignment and Sale. Seller does hereby sell, convey, transfer, assign and deliver to Buyer the Equipment, free and clear of any Liens, and Purchaser hereby accepts from Seller the Equipment.

2. Further Documents and Instruments. From time to time, as and when reasonably requested by Purchaser, Seller shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as Purchaser or its successors and permitted assigns may reasonably deem necessary or desirable to sell, transfer, convey and assign more effectively to Purchaser the Equipment being transferred hereby.

3. Successors and Assigns. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. Inconsistencies. To the extent that any provision of this Instrument is inconsistent or conflicts with the Agreement, the provisions of the Agreement shall control.

5. Amendments. No amendment of any provision of this Instrument shall be valid unless the same shall be in writing and signed by Seller and Purchaser.

6. Severability. If any provision of this Instrument or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7. Counterparts. This Instrument may be executed in one or more counterparts (including by means of facsimile or electronic PDF copy) and all such counterparts taken together shall constitute one and the same Instrument.

8. Notices. All notices, requests, demands, claims and other communications hereunder shall be delivered to the parties as provided in the Agreement.

9. Governing Law. This Instrument shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such State.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Lease as of the date first above written.

Seller:

Taproot Acquisition Enterprises, LLC

By: /s/ Jordan Mirch

Name: Jordan Mirch

Title: Manager

PURCHASER:

Athena Bitcoin, Inc.

By: /s/ Matias Goldenhorn

Name: Matias Goldenhorn

Title: CEO & President

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